EXHIBIT 10.2

                        FORM OF STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of this ___ day of ____________, 1999 between Commodore Holdings Limited, a Bermuda corporation (the "Company"), and ________________ (the "Purchaser").

                                R E C I T A L S:

         WHEREAS, the Company has authorized the issuance of 1,000,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") with rights, preferences and limitations as set out in EXHIBIT A attached hereto (the "Preferred Stock Terms");

         WHEREAS, the Company desires to sell and the Purchaser desires to purchase _______ shares of Series B Preferred Stock, which shares provide the right, in certain circumstances, to convert such Series B Preferred Stock into shares (the "Conversion Shares") of the Company's common stock, par value $.01 per share (the "Common Stock");

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, warranties and representations contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. PURCHASE OF SERIES B PREFERRED STOCK; OPTION AND RIGHT OF FIRST REFUSAL. The Company hereby sells, conveys and transfers to the Purchaser and the Purchaser hereby purchases from the Company ______ shares of Series B Preferred Stock (the "Shares"), at a price of $10.00 per share (the "Share Purchase Price"). The aggregate Purchase Price for the Shares of Series B Preferred Stock purchased hereunder shall be __________ (the "Purchase Price"). In addition, Purchaser shall have an option to purchase any remaining shares of Series B Preferred Stock (up to _______ shares of Series B Preferred Stock) (the "Additional Shares") at the Share Purchase Price for a period of ninety (90) days after the date hereof (the "Option Period") pursuant to the terms set forth in this Agreement, subject to any prior sale of Additional Shares by the Company. In the event Purchaser wishes to exercise such option, Purchaser must both notify the Company of its intent to exercise such option and deliver the Share Purchase Price for the number of shares Purchaser elects to purchase within the Option Period. In the event the Company elects to sell Additional Shares during the Option Period, Purchaser shall have a right of first refusal to purchase such Additional Shares at the Share Purchase Price. In the event the Company receives and wishes to accept such an offer, it shall promptly notify Purchaser of its intent to accept such offer and provide the terms of such offer to Purchaser. Purchaser shall have a period of five (5) days after the receipt of such notice from the Company to exercise its right of first refusal. The closing of such purchase shall occur on or before the date set forth in the offer from the third party, and if no closing date is included in such offer, the closing shall occur within thirty (30) days after Purchaser's exercise of its right of first refusal.

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         2. DELIVERIES BY THE PARTIES. On the date hereof:

                  (a) The Company is delivering to the Purchaser certificate(s) evidencing the Shares issued on the date hereof.

                  (b) The Purchaser is delivering to the Company payment, by wire transfer or check, of the Purchase Price for the Shares.

         3. REPRESENTATIONS OF THE PURCHASER. The Purchaser acknowledges, represents and warrants to the Company as follows:

                  (a) RECEIPT OF CORPORATE INFORMATION. The Purchaser is familiar with the business and financial condition of the Company, has been provided access and an opportunity to review all material agreements, books and records of the Company, has had the opportunity to ask questions and receive answers concerning the terms and conditions of his purchase of the Shares and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

                  (b) RISKS. The Purchaser acknowledges and understands that the purchase of the Shares and the underlying Conversion Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Purchaser may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Purchaser could sustain a complete loss of its entire investment. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company; has evaluated such merits and risks, including risks particular to the Purchaser's situation; and the Purchaser has determined that this investment is suitable for the Purchaser. The Purchaser has adequate financial resources and can bear a complete loss of the Purchaser's investment.

                  (c) ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

                  (d) INVESTMENT INTENT. The Purchaser hereby represents that the Shares and the underlying Conversion Shares are being acquired for the Purchaser's own account with no intention of distributing such Shares and the underlying Conversion Shares to others. The Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute for the Purchaser the Shares, the Conversion Shares or any interest therein. The Purchaser currently is not engaged, nor does the Purchaser plan to engage within the currently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares, the Conversion Shares or any interest therein.

                  (e) COMPLIANCE WITH FEDERAL, STATE AND FOREIGN SECURITIES LAWS. The Purchaser understands that the Shares and the underlying Conversion Shares have not been

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registered under the Securities Act or applicable state or foreign securities laws. The Purchaser understands that the Shares and the underlying Conversion Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act and applicable state and foreign securities laws or an exemption from such registration is available. The Purchaser realizes also that his right to transfer the underlying Conversion Shares is subject to certain volume restrictions set forth in Section 6 of this Agreement and that he may not be able to sell or dispose of the Shares or the underlying Conversion Shares as there may be no public or other market for them. The Purchaser understands that certificates evidencing the Shares and the underlying Conversion Shares being purchased hereunder shall bear a legend substantially as follows:

                           The Shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state or foreign law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state and foreign law, or (2) an opinion (reasonably satisfactory to the Company) of counsel that registration is not required.

                  (f) AUTHORITY; ENFORCEABILITY. The Purchaser has the full right, power, and authority to execute and deliver this Agreement and perform its covenants and agreements hereunder. This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally or by the principles governing the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies hereunder; (ii) applicable laws and court decisions which may limit or render unenforceable certain terms and provisions contained herein, but which do not substantially interfere with the practical realization of the benefits hereof, except for the economic consequences of any procedural delay which may be imposed by, relate to or result from such laws and court decisions; and (iii) the limitations on the enforceability of the securities indemnification provisions set forth herein by reason of matters of public policy.

                  (g) NONCONTRAVENTION. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to the Purchaser or any contract, commitment, agreement or restriction of any kind to which the Purchaser is a party or by which its assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to the Purchaser.

                  (h) APPROVALS. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other

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governmental authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation of the transactions described herein.

         4. REPRESENTATIONS OF THE COMPANY. The Company acknowledges, represents and warrants to the Purchaser as follows:

                  (a) CORPORATE ORGANIZATION. The Company is duly organized, validly existing and in good standing under the laws of Bermuda and has full corporate power, authority and legal right to own its properties and to conduct the businesses in which it is now engaged. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the ownership or lease of its assets or the operation of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, operations, property or financial or other condition of the Company (a "Material Adverse Effect").

                  (b) AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and the Shares and to perform all of its covenants and agreements hereunder. The execution and delivery by the Company of this Agreement and the Shares, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

                  (c) ENFORCEABILITY. This Agreement and the Shares have been duly executed and delivered and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally or by the principles governing the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies hereunder; (ii) applicable laws and court decisions which may limit or render unenforceable certain terms and provisions contained herein, but which do not substantially interfere with the practical realization of the benefits hereof, except for the economic consequences of any procedural delay which may be imposed by, relate to or result from such laws and court decisions; and (iii) the limitations on the enforceability of the securities indemnification provisions set forth herein by reason of matters of public policy.

                  (d) NONCONTRAVENTION. Neither the execution and delivery of this Agreement and the Shares by the Company, nor the consummation of the transactions contemplated hereby, nor the performance by the Company of its covenants and agreements hereunder (i) violate any provision of the Memorandum of Association or Bye-Laws of the Company; (ii) violate any existing law, statute, ordinance, regulation, or any order, judgment or decree of any court or governmental agency to which the Company is a party or by which the Company or any of its assets is bound; or (iii) conflict with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any indenture, mortgage, real property lease, securities purchase agreement, credit or

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loan agreement or other material agreement to which the Company is a party or by which the Company or any of its assets is bound, to the extent such violation thereof, conflict therewith, breach thereof, default thereunder or termination thereof would have a Material Adverse Effect.

                  (e) THE SHARES. The Shares have been duly and validly authorized and, when issued for the consideration herein provided, will be duly and validly issued, fully paid and nonassessable.

                  (f) APPROVALS. Except as may be required under federal, state and Bermuda securities laws (which have been or, in the case of compliance required on a post-sale basis, will be complied with), the execution, delivery and performance of this Agreement by the Company does not require (i) the consent, waiver, approval, license or authorization of or any filing with any person or any governmental authority; or (ii) the approval or authorization of the shareholders of the Company.

         5. REGISTRATION RIGHTS.

                  (a) PIGGYBACK REGISTRATION. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                           i.       promptly give written notice to the
                                    Purchaser; and

                           ii. use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Conversion Shares, which may include all or a part of the Purchaser's Conversion Shares specified in a written request or requests, made by the Purchaser and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of the Conversion Shares requested to be registered, when added to the securities being registered by the Company or the selling security holder(s), would exceed the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude from such offering all or that portion of the Conversion Shares requested to be so registered, so that the total number of securities to be

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                                    registered is within the maximum number of
                                    shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering.

         The Purchaser agrees to sell his Conversion Shares on the same terms as the sale of other shares of Common Stock in the offering and agrees to execute such documents as shall be reasonably requested by the Company or its counsel in connection with such offering.

         If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to this Section. In such event, the right of the Purchaser to registration pursuant to this Section shall be conditioned upon the Purchaser's participation in such underwriting, the inclusion of the Purchaser's Conversion Shares in the underwriting to the extent provided herein and the Purchaser's written agreement not to sell or otherwise dispose of the Conversion Shares for such period of time as may be required by the underwriter or underwriters. The Purchaser proposing to distribute his securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing his securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  (b) EXPENSES OF REGISTRATION. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Section (including filing fees, printing expenses, blue sky fees, and fees and expenses of the Company's counsel and accountants) shall be borne by the Company. All expenses incurred by the Purchaser for his own counsel or accountants and all selling expenses relating to the Conversion Shares (including underwriter discounts, non-accountable expense allowances and commissions) shall be borne by the Purchaser on the basis of the number of Conversion Shares so registered on his behalf.

                  (c) INDEMNIFICATION

                           i. The Company will indemnify the Purchaser, each of its officers, directors and partners, legal counsel, and accountants and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like), incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable

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                                    to the Company and relating to action or
                                    inaction required of the Company in
                                    connection with any such registration,
                                    qualification, or compliance, and will
                                    reimburse the Purchaser, each of its
                                    officers, directors, partners, legal
                                    counsel, and accountants and each person controlling the Purchaser, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Purchaser and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

                           ii. The Purchaser will, if Conversion Shares held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, other shareholder, and each of their officers, directors, and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading, and will reimburse the Company and other shareholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by the Purchaser and stated to be specifically for use therein provided, however, that the obligations of the Purchaser hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such

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                                    settlement is effected without the consent
                                    of the Purchaser (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section exceed the gross proceeds from the offering received by the Purchaser.

                  (d) INCOME TAX IMPLICATIONS. In the event the Purchaser sells his Conversion Shares in an underwritten offering pursuant to this section, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all amounts paid in cash, any federal, state or local taxes as required by law to be withheld from such payments, and in the case of issuances of Conversion Shares, the Purchaser may be required to pay the Company or its subsidiary, as appropriate, the amount of any such taxes which the Company or its subsidiary is required to withhold with respect to such Conversion Shares.

         6. PAYMENT OF DIVIDENDS. The Board of Directors shall declare cash dividends on the Series B Preferred Stock at the end of each calendar quarter unless prohibited by applicable law. Such dividends shall be paid in accordance with the Preferred Stock Terms.

         7. RESTRICTION ON SALES OF COMMON STOCK. Any holder of Series B Preferred Stock may not sell more than 25% of the maximum number of Conversion Shares that it could receive upon conversion of all of its Series B Preferred Stock during any 90-day period, without the Company's prior written consent. The number of shares of Series B Preferred Stock that may be sold during any 90-day period shall be increased to 50% of the maximum number of Conversion Shares that it could receive upon conversion of all of its Series B Preferred Stock if the Company delivers a Notice of Conversion (as defined in the Preferred Stock Terms) to the holders of Series B Preferred Stock.

         8. NOTICES. All notices, reports and other communications to the Purchaser or the Company hereunder shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by overnight courier, facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective persons and addresses specified below (or to such other persons or addresses as may be specified in writing to the other party):

           If to the Purchaser, to:       ________________________
                                          ________________________
                                          ________________________

                                          Fax No.:  (___) ________

           If to the Company, to:         Commodore Holdings Limited
                                          9350 South Dixie Highway
                                          Suite 1220
                                          Miami, FL  33156
                                          Attn:   Jeffrey I. Binder, Chairman
                                          Fax No.:  (305) 670-0194

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           With Copy to:                  Kathleen L. Deutsch, P.A.
                                          Broad and Cassel
                                          Miami Center - Suite 3000
                                          201 S. Biscayne Boulevard
                                          Miami, FL  33131
                                          Fax No.:  (305) 373-9443

         Any notice or communication given in conformity with this Section shall be deemed to be effective when received by the addressee if delivered by hand or overnight courier or by facsimile (with confirmation of transmission), and three days after mailing, if mailed.

         9. NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of the Purchaser or the Company to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         10. AMENDMENTS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision(s) intended to be amended, modified, waived, terminated or discharged and signed by the Purchaser and the Company, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Purchaser and the Company.

         11. INTEGRATION. This Agreement, including any Exhibits hereto, represents the entire understanding and agreement of the parties with respect to the subject matter hereof. No other representations, statements or warranties have been made, other than what is written herein.

         12. COSTS OF PARTIES; ATTORNEYS' FEES. Each party shall bear its own costs in connection with this Agreement and the transactions contemplated hereby. Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred in the enforcement of this Agreement, shall be paid to the prevailing party by the non-prevailing party, upon demand.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         14. GOVERNING LAW. This Agreement shall be enforced, governed and construed in all respects in accordance with the internal laws, and not the laws pertaining to conflicts or

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choice of laws, of the State of Florida.

         15. NO BROKERS. The Purchaser represents to the Company that he has not employed or dealt with any broker, agent or finder in respect of the transactions provided for herein. The Company acknowledges that it has dealt with such a broker, agent or finder in respect of the transactions provided for herein and that it shall be solely responsible for compensating such person. Each party hereto agrees to indemnify and hold harmless the other party hereto from and against all fees, in any way resulting from any contract or understanding existing between the indemnifying party and such broker, agent or finder.

         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        COMMODORE HOLDINGS LIMITED

                                        By:
                                           -----------------------------------
                                        Name: JEFFREY I. BINDER
                                             ---------------------------------
                                        Title: CHAIRMAN OF THE BOARD
                                               -------------------------------

                                        PURCHASER:

                                        --------------------------------------

                                        Name: --------------------------------

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                                    EXHIBIT A

                           COMMODORE HOLDINGS LIMITED

                      SERIES B CONVERTIBLE PREFERRED STOCK

                        RIGHTS, PREFERENCES & LIMITATIONS

         The Series B Convertible Preferred Stock (the "Series B Preferred Stock") shall have the following rights, preferences and limitations:

         A. DIVIDENDS. The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the funds of Commodore Holdings Limited (the "Company") legally available therefor, cash dividends at the rate of 10% per annum and no more, payable quarterly within thirty (30) days after the end of each calendar quarter. Such cash dividends on Series B Preferred Stock shall be cumulative so that, if for any quarter cash dividends at the specified rate shall not have been declared and paid or set apart for payment on the Series B Preferred Stock outstanding, the deficiency shall be declared and paid or set apart for payment prior to the making of any dividend or other distribution on the Company's common stock, par value $0.01 per share (the "Common Stock"). Cash dividends on Series B Preferred Stock shall accrue from the date of issue of such Series B Preferred Stock. Upon the payment of all dividends, current and accumulated, at the specified rate upon the outstanding Series B Preferred Stock, the Directors of the Company may declare and pay dividends upon the Common Stock.

         B. CONVERSION.

                  1. VOLUNTARY CONVERSION. Each share of Series B Preferred Stock shall be convertible into a number of shares of Common Stock (the "Conversion Shares") based upon a conversion price per share of Common Stock of $5.50 (the "Conversion Price"). Unless a holder of Series B Preferred Stock and the Company agree otherwise, Series B Preferred Stock shall be convertible at any time commencing eighteen (18) months after the date of issuance. Conversion shall be effective on the third business day following the receipt by the Company of the Notice of Conversion (as hereafter defined) from the holder of the Series B Preferred Stock, together with the original stock certificate evidencing the Series B Preferred Stock, executed stock powers and signatures guaranteed.

         The Conversion Price provided for herein shall be subject to the following adjustments:

                  (i) If the Company shall declare and pay to the holders of the shares of Common Stock a dividend in shares of Common Stock, the Conversion Price in effect immediately prior to the date fixed for the determination of shareholders entitled to such dividends shall be proportionately decreased (adjusted to the nearest 1/1,000 of a share of Common Stock), such adjustment to become effective immediately after the date fixed for such determination.

                  (ii) If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately decreased or increased (adjusted to the nearest 1/1,000 of a share of Common Stock), as the case may require, such decrease or increase, as the case may be, to become effective when such subdivision or combination becomes effective.

                  (iii) In the case of any reclassification or change of outstanding shares of Common Stock issuable upon the conversion of the Series B Preferred Stock, or in the case of any consolidation or merger of the Company with or into another corporation, or in the case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter, so long as such holder's conversion right hereunder shall exist, to convert such Series B Preferred Stock into the same kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company into which such shares of Series B Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; PROVIDED, HOWEVER, that effective provision(s) shall be made, in the Articles or Certificate of Incorporation of the resulting, surviving or successor corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of Series B Preferred Stock shall thereafter become applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series B Preferred Stock remaining outstanding or other convertible preferred shares receivable by the holders in place thereof; and provided, further, that any such resulting, surviving, or successor corporations shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, or property as the holders of the shares of Series B Preferred Stock remaining outstanding, or other convertible preferred shares receivable by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided.

         In case securities or property other than shares of Common Stock shall be issuable or deliverable upon the conversion as aforesaid, then all references in this section shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this subsection (iii).

         Except as provided in the foregoing subsections (i-iii), there shall be no adjustments to the Conversion Price received upon conversion set forth above.

                  2. MANDATORY CONVERSION. Unless a holder of Series B Preferred Stock and the Company agree otherwise, at any time after the Company files a registration statement with the Securities and Exchange Commission ("SEC") with respect to the sale of the Conversion Shares and such registration statement has been declared effective by the SEC, the Company shall have the right to force conversion of up to twenty-five percent (25%) of the shares of the Series B Preferred Stock during any ninety (90) day period at the Conversion Price if at any time the closing bid price of the Company's Common Stock on The Nasdaq Stock Market equals or exceeds 150% of the Conversion Price per share for any ten (10) consecutive trading days (a "Conversion Trigger Date"). For a period of ten (10) business days after the Conversion Trigger Date, the Company shall have the right to deliver to any or all of the holders of Series B Preferred Stock a Notice of Conversion, which states that the Company has elected to exercise its right to demand conversion of the number of shares of Series B Preferred Stock into Common Stock as set forth in such Notice of Conversion. The Notice of Conversion shall state the date that the conversion shall be effective (the "Conversion Date"), which shall not be earlier than the date the Notice of Conversion is delivered to the holders of the Series B Preferred Stock.

                  3. NOTICE OF CONVERSION. In order to convert Series B Preferred Stock into Common Stock, the holder or the Company, as the case may be, must deliver a notice of conversion (the "Notice of Conversion"), in the form attached hereto. Notices of Conversion shall be deemed delivered on the date sent, if personally delivered or sent by facsimile (with confirmation of transmission) to the address of record for each holder, or, if sent to the Company, to the Company's Chief Executive Officer at the Company's principal place of business, or when actually received if sent by another method. The Notice of Conversion, if sent by a holder of Series B Preferred Stock, shall be accompanied by a facsimile (which shall be followed by an original within one
(1) business day) or original certificate evidencing the Series B Preferred Stock to be converted.

                  4. CONVERSION PROCEDURE. The Company shall use its reasonable best efforts to cause its transfer agent to issue the Common Stock within three
(3) business days after the Company receives a fully executed Notice of Conversion and original certificates for the Series B Preferred Stock with executed stock powers and signatures guaranteed. The Company shall bear the cost associated with the issuance of the Common Stock. The Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so registered shall be treated as a common stockholder of the Company on the date the Common Stock certificates are so issued. With respect to Mandatory Conversion, each holder of Series B Preferred Stock shall deliver to the Company the appropriate number of shares of Series B Preferred Stock promptly after the Company's delivery of the Notice of Conversion, together with executed stock powers with signatures guaranteed. In the event a holder of Series B Preferred Stock fails to deliver shares of Series B Preferred Stock after the Company's delivery of the Notice of Conversion, such shares of Series B Preferred

Stock shall be deemed to have been converted into Common Stock at the Conversion Price on the Conversion Date and shall be issued and held by the Company until the appropriate certificates for Series B Preferred Stock are presented for cancellation with executed stock powers and signatures guaranteed. The certificates representing the Series B Preferred Stock shall be cancelled, as reflected in the records of the Company on the date of issuance of the Common Stock.

                  5. RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the sufficiency of which shall be determined by using the Conversion Price.

         C. NO PREEMPTIVE RIGHTS. No holder of the Series B Preferred Stock shall be entitled, as a right, to purchase or subscribe for any part of the unissued capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures, or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of Bermuda.

         D. NO VOTING RIGHTS. Holders of Series B Preferred Stock shall not have voting rights.

         E. LIQUIDATION PREFERENCE. Series B Preferred Stock shall have a liquidation preference equal to $10.00 per share of Series B Preferred Stock plus accrued and unpaid dividends.

         F. NO FRACTIONAL SHARES. The Series B Preferred Stock shall not be converted into fractions of a share and, where applicable, will be rounded down to the nearest whole number of shares upon conversion into Common Stock.

                                    EXHIBIT A

                              NOTICE OF CONVERSION

         (To be executed by the registered Holder in order to convert Series B Preferred Stock)

         The undersigned hereby irrevocably elects to convert _______ shares of Series B Preferred Stock into shares of Common Stock of COMMODORE HOLDINGS LIMITED (the "Company") according to the rights, preferences and limitations of the Series B Preferred Stock, as of the date written below.

                                     Date of Conversion: *
                                                           --------------------

                                     Signature:
                                               --------------------------------

                                               Name:
                                                    ---------------------------

                                     Signature Guarantee:
                                                         ----------------------

                                     Address:
                                             ----------------------------------

                                     ------------------------------------------

                                     Social Security No.
                                                        -----------------------


*The Conversion Date shall be the third business day following the Company's receipt of the original stock certificate evidencing the Series B Preferred Stock with executed stock powers and signatures guaranteed and the Notice of Conversion or, in the case of a Mandatory Conversion, the date set forth in the Notice of Conversion.